Exhibit 32(b)
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
FOR PPL ELECTRIC UTILITIES CORPORATION'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021

In connection with the annual report on Form 10-K of PPL Electric Utilities Corporation (the "Company") for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), we, Stephanie R. Raymond, the Principal Executive Officer of the Company, and Stephen K. Breininger, the Principal Financial Officer and Principal Accounting Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

•The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 18, 2022	/s/ Stephanie R. Raymond
Stephanie R. Raymond President (Principal Executive Officer) PPL Electric Utilities Corporation

/s/ Stephen K. Breininger
Stephen K. Breininger Vice President-Finance and Regulatory Affairs and Controller (Principal Financial Officer) PPL Electric Utilities Corporation

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.